UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 21, 2013

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On February 21, 2013, Clear Channel Communications, Inc. (“CCU”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among CCU, CCU’s parent, Clear Channel Capital I, LLC (“Capital I”), certain subsidiary guarantors named therein (collectively with Capital I, the “Guarantors”), and Citigroup Global Markets Inc., as representative of the several initial purchasers, relating to the issuance and sale of $575 million in aggregate principal amount of CCU’s 11.25% Priority Guarantee Notes due 2021 (the “Notes”).  The Notes will be issued under a new indenture and will not be part of the same class as CCU’s existing priority guarantee notes due 2021.

The Notes will be fully and unconditionally guaranteed on a senior basis by Capital I and all of CCU’s existing and future wholly-owned domestic restricted subsidiaries.  The Notes and the related guarantees will be secured by (1) a lien on (a) the capital stock of CCU and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing CCU’s legacy notes), in each case equal in priority to the liens securing the obligations under CCU’s senior secured credit facilities, priority guarantee notes due 2019 and existing priority guarantee notes due 2021 and (2) a lien on the accounts receivable and related assets securing CCU’s receivables based credit facility junior in priority to the lien securing CCU’s obligations thereunder.

The Notes are being offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.

The Purchase Agreement under which the Notes will be sold by CCU contains customary representations, warranties and agreements by CCU and the Guarantors, and customary conditions to closing, indemnification obligations of CCU and the Guarantors, including for liabilities under the Act, other obligations of the parties and termination provisions.

Item 8.01.                      Other Events

On February 21, 2013, CCU announced the pricing of its previously announced offering of $575 million aggregate principal amount of 11.25% Priority Guarantee Notes due 2021.  A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

This Current Report on Form 8-K and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.                      Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release issued by Clear Channel Communications, Inc. on February 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: February 21, 2013	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release issued by Clear Channel Communications, Inc. on February 21, 2013.